SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2002

Aros Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20805	23-2476415

(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification Number)

1290 Bay Dale Drive
PMB 351
Arnold, Maryland		21012

(Address of Principal Executive		(Zip Code)
Offices)

Registrant’s Telephone Number, including Area Code: (410) 349-2431

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On June 7, 2002, Aros Corporation announced that it had entered into a definitive agreement to acquire ReGen Biologics, Inc., a Delaware corporation that designs, develops, manufactures and markets minimally invasive implants and medical devices for the repair and regeneration of damaged tissue (the “Acquisition”). A press release announcing the definitive agreement is attached as an exhibit to this report and incorporated by reference herein.

     On June 7, 2002, Aros Corporation Aros amended its Rights Agreement dated May 6, 1997 with First Chicago Trust Company of New York, now the First Chicago Trust Division of Equiserve, (the “Rights Agreement”) in order to exclude its applicability to the Acquisition.

Item 7. Financial Statements and Exhibits

          (c)  Exhibits

Exhibit Number	Exhibit

99.1	Press Release Dated June 7, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aros Corporation

	By:	/s/ Dr. Gerald E. Bisbee, Jr.

Dated: June 10, 2002		Dr. Gerald E. Bisbee, Jr. President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Press Release Dated June 7, 2002